EXHIBIT 99.1

Contact:	Todd Flowers
Investor Relations
(502) 596-6569

KINDRED HEALTHCARE UPDATES STRATEGY AND REPORTS THIRD QUARTER 2016 RESULTS

Announces Plan to Exit the Skilled Nursing Facility Business;

Announces Associated $70 Million to $100 Million Cost Realignment Initiative(1)

Enterprise Strategy Focused on Stronger Cash Flow, Higher Margin, Lower Capital Intensity Businesses

Third Quarter Consolidated Revenues of $1.8 Billion, GAAP Loss from Continuing Operations of $671 Million, GAAP Diluted Loss Per Share from Continuing Operations of $7.89 and EBITDAR Loss of $134 Million(2)

Results Reflect After-Tax Costs of $690 Million Primarily Including Non-Cash Impairments of $266 Million(3), Non-Cash Deferred Tax Asset Valuation Allowance of $366 Million, and Hospital Divestiture Costs of $47 Million(3)(4)

Core EBITDAR of $220 Million(2) and Core Diluted EPS from Continuing Operations of $0.05(2) in the Third Quarter

Third Quarter GAAP Operating Cash Flows of $36 million; Core Operating Cash Flows of $30 Million(2)

Updates Full Year 2016 Outlook

LOUISVILLE, Ky. (November 7, 2016) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced its operating results for the third quarter ended September 30, 2016.

Benjamin A. Breier, President and Chief Executive Officer of the Company, commented, “We are taking proactive strategic steps to position Kindred for long-term success against the backdrop of dynamic changes in the healthcare services industry. Our plan to exit the skilled nursing facility business, together with the significant cost realignment initiative we are undertaking in connection with the exit, are substantial steps forward in our continuing effort to transform Kindred’s strategy and growth profile to enhance shareholder value.”

Mr. Breier added, “Over the past few years we have dramatically transformed the composition of Kindred, and our drivers of profitability and growth. Following our exit of the skilled nursing facility business and the associated cost realignment initiative, Kindred’s earnings stream, cash flow generation and leverage profile will be substantially improved, including significant reductions of fixed costs such as rent and capital expenditures. Over time, when complete, we expect approximately half of Kindred’s earnings before interest and income taxes (“EBIT”) to come from Kindred at Home, the nation’s largest home health, hospice and community care provider, roughly one-quarter of Kindred’s EBIT to come from our Long-Term Acute Care (“LTAC”) Hospital Division, and the remaining approximately one-quarter of EBIT from Kindred’s Rehabilitation Services Division, which includes one of the fastest growing inpatient rehabilitation facilities (“IRF”) businesses in the country.”

Plan to Exit the Skilled Nursing Facility Business

Mr. Breier continued, “Our strategic decision to exit the skilled nursing facility business as an owner and operator is the final step in a process that began years ago when Kindred operated approximately 300 skilled nursing facilities. This decision will reduce annual rent obligations by approximately $90 million and annual capital expenditures by approximately $30 million. In addition, Kindred will optimize its overhead structure by eliminating approximately $70 million to $100 million(1) of divisional and corporate overhead above the facility level, much of which is associated with supporting our skilled nursing facilities.”

(1)	See Forward-Looking Statements beginning on page 14.
(2)	See reconciliation of generally accepted accounting principles (“GAAP”) results to non-GAAP results beginning on page 14. As used herein, “EBITDAR” means earnings before interest, income taxes, depreciation, amortization and rent.
(3)	The income tax benefit used to compute after-tax cost is before the deferred tax valuation allowance is applied.
(4)	In connection with the previously announced sale of twelve hospitals to a group of entities under the name “Curahealth”, which are affiliates of a private investment fund sponsored by Nautic Partners, LLC, on October 1, 2016 (the “Curahealth Disposal”), the Company recorded a lease termination fee of $51.8 million ($31.4 million net of income taxes) and loss on sale of $8.1 million ($4.9 million net of income taxes) in the third quarter of 2016. In addition, the Company closed three LTAC hospitals in the third quarter and incurred facility closing and other costs totaling $17.6 million ($10.7 million net of income taxes).

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680 South Fourth Street     Louisville, Kentucky 40202

502.596.7300     www.kindredhealthcare.com

Kindred Healthcare Updates Strategy and Reports Third Quarter 2016 Results

November 7, 2016

LTAC Criteria

Mr. Breier continued, “In preparation for LTAC patient criteria, during recent months we completed the strategic sale, swap or closure of 20 LTAC hospitals, executing a critical component of our multi-faceted criteria mitigation strategy. These actions leave Kindred with a meaningfully reshaped portfolio of 82 LTAC hospitals, with strategically reduced unused bed capacity in many of the markets we serve.

“Effective September 1, 2016, all of our ongoing LTAC hospitals were being reimbursed under the new criteria model. For the month of September, approximately 86% of our ongoing Hospital Division revenue came from Medicare compliant patients, managed care and commercial patients, and patients from other payors such as Medicaid. The remaining 14% of revenue was from Medicare site-neutral patients. The unmitigated revenue impact of LTAC criteria for the ongoing hospital portfolio in September was approximately $8 million.

“After two years of preparation, and based on early feedback, we are confident in our ability to successfully navigate through this transition. We continue to expect that by the end of 2017, on a run rate basis, we will mitigate roughly half of the impact of this reimbursement change. We expect to have many more insights on these trends and our experience with criteria once we complete our first full quarter,” remarked Mr. Breier.

Continued Growth in other Business Lines

Mr. Breier continued, “We remain optimistic about the growth opportunities in our home health, hospice, community care and IRF businesses. During the quarter, we acquired a large home health, hospice and community care business in Arkansas and continued to work through integration activities in our Kindred at Home (“KAH”) Division. We are pleased with the strong volume and revenue growth in KAH as well as our Kindred Hospital Rehabilitation Services (“KHRS”) business and will continue our efforts to expand these businesses through organic growth, acquisitions and joint venture arrangements.

“We also continue to make great progress in developing our post-acute benefits management capabilities. Our future will be driven by our ability to not only care for patients, but to manage populations through a unique bundle of technology-enabled care management capabilities. We believe these combined actions are setting the foundation for a stronger Kindred as we drive effective patient-centered care solutions and proactively address the changing healthcare marketplace,” remarked Mr. Breier.

All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Third Quarter Consolidated Results(1):

•	Consolidated revenues were $1.8 billion, a 1.6% year-over-year increase, while the GAAP loss from continuing operations was $671.3 million compared to a loss of $7.0 million in the same period in 2015. The increase in the GAAP loss from continuing operations was primarily attributable to non-cash goodwill and property impairment charges totaling $324.3 million ($266.1 million(2) net of income taxes), a non-cash deferred tax valuation allowance of $366.5 million and restructuring charges related to the sale or closure of 15 LTAC hospitals of $77.5 million ($47.0 million(2) net of income taxes). Core EBITDAR declined 6.9% to $220.1 million compared to $236.5 million in the same period in 2015, primarily due to declines in average daily census in both the Nursing Center and RehabCare business segments, lower Medicare revenue rates under LTAC patient criteria, and Hospital Division closing costs and labor pressures.

•	GAAP operating cash flows were $36.0 million compared to $132.3 million for the same period a year ago. Core operating cash flows were $30.3 million compared to $128.4 million for the same period a year ago. Core free cash flows were $3.7 million compared to $82.3 million in the same period a year ago. The decline in both GAAP and core operating and free cash flows in the third quarter of 2016 was primarily attributable to certain timing differences and other items increasing cash required to fund working capital, much of which is expected to be transitional in nature and recouped over the balance of 2016 and into early 2017. Both GAAP and core operating and free cash flow were also impacted in the third quarter by lower earnings.

(1)	See reconciliation of GAAP results to non-GAAP results beginning on page 14.
(2)	The income tax benefit used to compute after-tax cost is before the deferred tax valuation allowance is applied.

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Kindred Healthcare Updates Strategy and Reports Third Quarter 2016 Results

November 7, 2016

Third Quarter Consolidated Results(1)(Continued):

•	GAAP diluted loss per share from continuing operations was $7.89 as compared to $0.20 a year ago. The increase in GAAP diluted loss per share from continuing operations was primarily attributable to an increase in certain charges in the third quarter of 2016. GAAP diluted loss per share in the third quarter of 2016 includes after-tax costs of $689.9 million or $7.94 per diluted share of charges related to impairments, deferred tax asset valuation allowance, restructuring, transaction, integration, and research and development costs. GAAP diluted loss per share in the third quarter of 2015 includes $40.2 million ($37.4 million net of income taxes) or $0.43 per diluted share of charges related to restructuring, transaction, integration and litigation costs. Core diluted earnings per share (“EPS”) from continuing operations was $0.05 as compared to $0.23 a year ago. The decline in core diluted EPS was attributable to the same factors discussed above that contributed to a decline in core EBITDAR, plus a 3% increase in aggregate rent, depreciation and amortization, and net interest expense.

•	The Company recorded a $261.1 million non-cash goodwill impairment charge in the third quarter to reflect an adjustment to the carrying value of its Hospital Division reporting unit. The Company also recorded a $24.9 million non-cash property and equipment impairment charge primarily related to the Nursing Center Division.

•	The Company recorded a $366.5 million non-cash deferred tax valuation allowance in the third quarter based upon current expectations of GAAP and taxable losses in 2016 combined with cumulative years of historical GAAP and taxable losses incurred primarily from restructuring and transactional activities, refinancing fees and litigation settlements. This non-cash charge is included in the third quarter income tax provision and will have no impact on the Company’s ability to utilize its net operating loss (“NOL”) carryforwards on a cash basis as Kindred earns taxable income in future periods.

Third Quarter Segment Results(1)(2):

KAH, which comprises our home health, hospice, community care and home-based primary care businesses, recorded third quarter revenues that increased 5.5% over the prior year period to $638.5 million with home health episodic admissions growing 3.7% and hospice average daily census growing 5.4% compared to the same period last year. Segment EBITDAR (GAAP) increased 4.6% to $106.4 million as compared to $101.7 million and core EBITDAR increased 4.1% to $106.4 million compared to $102.2 million, both compared to the prior year period. On a same-store basis, home health episodes grew 6.9% and hospice admissions grew 8.3% over the prior year period.

Kindred’s Hospital Division third quarter revenues declined 0.7% from the prior year period to $575.3 million due to its full entrance into LTAC patient criteria, and the closure of three LTAC hospitals within the period. These declines were offset partially by a 1% increase in same-hospital admissions and a 3.3% increase in same-hospital commercial revenue rates. Segment EBITDAR (GAAP) in the Hospital Division for the third quarter declined 13.9% to $82.8 million from $96.1 million a year ago, and core EBITDAR for the third quarter declined 14.8% to $82.8 million from $97.1 million a year ago, both due primarily to LTAC patient criteria and increases in labor costs. These results also reflect an unbudgeted EBITDAR decline compared to expectations in the third quarter of 2016 of $3.2 million related to the operations of LTAC hospitals acquired in a facility swap transaction in the second quarter of 2016, and $3.9 million related to the operations of three LTAC hospitals closed in the third quarter of 2016.

Kindred Rehabilitation Services (“KRS”) Division, which comprises our hospital-based rehabilitation segment, recorded third quarter revenues that declined 2.0% from the prior year period to $361.5 million. Segment EBITDAR (GAAP) for KRS increased 3.6% to $58.7 million as compared to $56.7 million in the prior year period and core EBITDAR increased 4.9% to $59.5 million compared to $56.7 million a year ago. Strong performance in the third quarter from KHRS IRFs was offset by the continuing impact of previously reported contract losses in RehabCare, which occurred primarily in 2015. The KHRS segment achieved strong revenue growth of 13.1%, and segment EBITDAR (GAAP) and core EBITDAR grew 17.4% and 19.2%, respectively, compared to the same period a year ago, with IRF same-hospital discharges growing 5.9% during the quarter. RehabCare revenues declined 12.3% to $192.5 million. RehabCare third quarter segment EBITDAR (GAAP) and core EBITDAR both declined 36.4% to $9.3 million from $14.5 million a year ago.

(1)	See reconciliation of GAAP results to non-GAAP results beginning on page 14.
(2)	See same-hospital and full segment data on pages 9 through 13.

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Kindred Healthcare Updates Strategy and Reports Third Quarter 2016 Results

November 7, 2016

Third Quarter Segment Results(1)(2)(Continued):

Kindred’s Nursing Center Division third quarter revenues declined 0.1% to $270.3 million compared to the same period last year. Segment EBITDAR (GAAP) and core EBITDAR both declined 16.7% to $29.9 million compared to $35.9 million a year ago, as a result of a 0.7% decline in average daily census, patient mix deterioration and higher labor costs.

2016 Outlook

All forward-looking non-GAAP financial measures contained in this section “2016 Outlook” are provided only on a non-GAAP basis. This is due to the inherent difficulty of forecasting the timing or amount of items that would be included in the most directly comparable forward-looking GAAP financial measures. As a result, reconciliation of the forward-looking non-GAAP financial measures to GAAP financial measures is not available without unreasonable effort and the Company is unable to address the probable significance of the unavailable information.

The Company’s outlook excludes transaction costs, the effect of any reimbursement changes, debt refinancing costs, severance, retirement, retention, restructuring costs, litigation and related contingency expense, integration costs, business interruption settlements, research and development, any further acquisitions or divestitures, any impairment charges, deferred tax asset valuation allowance, any further issuances of common stock or any repurchases of common stock.

Kindred today updated its outlook for 2016. Kindred expects:

•	Annual revenues of approximately $7.2 billion (previously $7.2 billion to $7.3 billion).

•	Core EBITDAR of $950 million to $970 million (previously $970 million to $1.010 billion). Please note that approximately $10 million of this adjustment was due to items previously excluded from guidance.(3)

•	Core diluted EPS from continuing operations of $0.70 to $0.80 per share (previously $0.80 to $1.00 per share). Please note that approximately $0.03 per share of this adjustment was due to items previously excluded from guidance.(3)(4)

Mr. Breier concluded, “While our results for the third quarter were within our guidance range, we are reducing our financial outlook for the balance of 2016. Our change in expectations is primarily impacted by significant headwinds facing the skilled nursing facility business and labor cost challenges impacting both the Company and the healthcare industry in general. Our exposure to the challenges facing the nursing center industry is expected to amount to between $40 million to $50 million of EBITDAR compared to our operating plan for the year upon which our guidance was based. Our decision to reduce guidance for the balance of 2016, exit the skilled nursing facility business and substantially reduce our overhead is directly related to these challenges.”

The Company will update its outlook for 2017 with its fourth quarter earnings release in February 2017, which will reflect the planned exit from the skilled nursing facility business and associated cost realignment initiative.

Stephen D. Farber, Executive Vice President and Chief Financial Officer of Kindred, noted, “We expect our full exit from the skilled nursing facility business, upon completion, to be positive for future cash flows. In the near term, we have previously discussed our expectation that Kindred will generate roughly $300 million per year in core operating cash flows and approximately half of that amount in core free cash flows. With our revised earnings outlook for 2016, we would expect a relatively proportionate adjustment to cash flows. We also expect a number of timing-related working capital items to modestly impact Kindred’s cash flows over the balance of the year and into early 2017. ”

(1)	See reconciliation of GAAP results to non-GAAP results beginning on page 14.
(2)	See same-hospital and full segment data on pages 9 through 13.
(3)	Contributing to the reduction of 2016 outlook are two events (a) the Curahealth Disposal and reduced hospital earnings, compared to the budget upon which previous guidance was based, and (b) reimbursement rate reductions announced by the Center for Medicare and Medicaid Services on August 2, 2016. Each of these required a $5 million reduction in core EBITDAR guidance and the latter required a $0.03 reduction in core diluted EPS guidance.
(4)	The EPS estimate is based upon an estimated weighted average annual diluted share count for 2016 of 87.5 million shares.

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Kindred Healthcare Updates Strategy and Reports Third Quarter 2016 Results

November 7, 2016

2016 Outlook (Continued)

Mr. Farber continued, “Every quarter we experience routine working capital and initiative-related timing differences with cash flows that should be expected as a matter of course by those that follow and model the Company. In the third quarter these items accounted for much of the difference in year-over-year cash flow performance. For example, during the third quarter licensure transfers related to recent acquisitions had a $16 million temporary negative impact. These transfers are now complete and we expect to process the billing backlog before the end of the year. There are also frequent calendar-driven timing issues, such as an extra payroll cycle in the third quarter compared to prior year, which had a negative $30 million impact on cash flows this period, and one less Medicare payment cycle during the third quarter compared to the prior year, which had a negative impact on reported LTAC collections of approximately $35 million. Additionally, during the quarter two of our payors, one large commercial payor and one state Medicaid payor, both had systems problems that slowed down payment processing and increased accounts receivable in the third quarter by approximately $13 million.”

Mr. Farber concluded, “Cash flow remains a core focus for Kindred, and the non-cash deferred tax asset valuation allowance charge this quarter will have no impact on our ability to utilize our NOLs going forward as Kindred earns taxable income. Finally, we ended the quarter with excellent liquidity, with approximately $160 million drawn on our $900 million asset-based revolving credit facility.”

The Kindred Board of Directors declared a cash dividend of $0.12 per share on the Company’s common stock payable on December 9, 2016 to shareholders of record as of the close of business on November 21, 2016.

Conference Call

As previously announced, investors and the general public may access a live webcast of the third quarter 2016 conference call through a link on the Company’s website at http://investors.kindredhealthcare.com. The conference call will be held on November 8 at 9:00 a.m. (Eastern Time).

A telephone replay of the conference call will become available at approximately 12:00 p.m. on November 8 by dialing (719) 457-0820, access code: 6877746. The replay will be available through November 18.

Forward-Looking Statements and Non-GAAP Reconciliations

See page 14 for important disclosures regarding the Company’s forward-looking statements and the non-GAAP financial reconciliations that follow.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-90 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $7.2 billion(1). As of October 1, 2016, Kindred through its subsidiaries had approximately 102,200 employees providing healthcare services in 2,702 locations in 46 states, including 82 LTAC hospitals, 19 inpatient rehabilitation hospitals, 91 nursing centers, 19 sub-acute units, 647 Kindred at Home home health, hospice and non-medical home care sites of service, 104 inpatient rehabilitation units (hospital-based) and contract rehabilitation service businesses which served 1,740 non-affiliated sites of service. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for seven years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

(1)	Revenues based upon Kindred consolidated revenues for the twelve months ended September 30, 2016.

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Kindred Healthcare Updates Strategy and Reports Third Quarter 2016 Results

November 7, 2016

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues	$1,793,527	$1,764,516	$5,473,568	$5,273,958

Salaries, wages and benefits	957,644	922,140	2,812,812	2,704,920
Supplies	95,500	96,551	294,326	288,059
Rent	98,415	95,436	296,025	282,955
Other operating expenses	217,364	207,837	649,915	617,681
General and administrative expenses	310,407	307,500	998,559	1,043,986
Other income	(446)	(650)	(1,909)	(1,699)
Litigation contingency expense	—	31,462	2,840	130,387
Impairment charges	324,289	—	338,208	6,726
Restructuring charges	81,463	3,349	88,223	8,793
Depreciation and amortization	40,382	39,329	121,320	116,889
Interest expense	59,862	56,440	175,417	176,128
Investment income	(1,810)	(432)	(2,561)	(2,203)

	2,183,070	1,758,962	5,773,175	5,372,622

Income (loss) from continuing operations before income taxes	(389,543)	5,554	(299,607)	(98,664)
Provision for income taxes	281,752	12,523	311,470	9,183

Loss from continuing operations	(671,295)	(6,969)	(611,077)	(107,847)
Discontinued operations, net of income taxes:
Income (loss) from operations	(12)	2,269	2,422	(1,744)
Gain on divestiture of operations	—	—	179	983

Income (loss) from discontinued operations	(12)	2,269	2,601	(761)

Net loss	(671,307)	(4,700)	(608,476)	(108,608)
(Earnings) loss attributable to noncontrolling interests:
Continuing operations	(14,305)	(9,900)	(40,341)	(30,482)
Discontinued operations	(1)	1	(6)	32

	(14,306)	(9,899)	(40,347)	(30,450)

Loss attributable to Kindred	$(685,613)	$(14,599)	$(648,823)	$(139,058)

Amounts attributable to Kindred stockholders:
Loss from continuing operations	$(685,600)	$(16,869)	$(651,418)	$(138,329)
Income (loss) from discontinued operations	(13)	2,270	2,595	(729)

Net loss	$(685,613)	$(14,599)	$(648,823)	$(139,058)

Loss per common share:
Basic:
Loss from continuing operations	$(7.89)	$(0.20)	$(7.51)	$(1.65)
Discontinued operations:
Income (loss) from operations	—	0.03	0.03	(0.02)
Gain on divestiture of operations	—	—	—	0.01

Income (loss) from discontinued operations	—	0.03	0.03	(0.01)

Net loss	$(7.89)	$(0.17)	$(7.48)	$(1.66)

Diluted:
Loss from continuing operations	$(7.89)	$(0.20)	$(7.51)	$(1.65)
Discontinued operations:
Income (loss) from operations	—	0.03	0.03	(0.02)
Gain on divestiture of operations	—	—	—	0.01

Income (loss) from discontinued operations	—	0.03	0.03	(0.01)

Net loss	$(7.89)	$(0.17)	$(7.48)	$(1.66)

Shares used in computing loss per common share:
Basic	86,869	86,184	86,766	83,960
Diluted	86,869	86,184	86,766	83,960
Cash dividends declared and paid per common share	$0.12	$0.12	$0.36	$0.36

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Kindred Healthcare Updates Strategy and Reports Third Quarter 2016 Results

November 7, 2016

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$139,430	$98,758
Insurance subsidiary investments	105,346	106,638
Accounts receivable less allowance for loss	1,266,545	1,194,868
Inventories	25,262	27,791
Income taxes	12,416	11,790
Other	94,876	61,054

	1,643,875	1,500,899
Property and equipment	2,070,421	2,162,398
Accumulated depreciation	(1,192,870)	(1,190,402)

	877,551	971,996
Goodwill	2,422,473	2,669,810
Intangible assets less accumulated amortization	804,602	755,655
Insurance subsidiary investments	195,517	204,498
Deferred tax assets	—	104,130
Acquisition deposit	—	18,489
Other	283,322	242,782

Total assets	$6,227,340	$6,468,259

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$203,426	$187,061
Salaries, wages and other compensation	390,743	404,925
Due to third party payors	57,945	36,251
Professional liability risks	61,036	64,099
Other accrued liabilities	280,305	394,246
Long-term debt due within one year	27,889	24,630

	1,021,344	1,111,212
Long-term debt	3,316,174	3,086,348
Professional liability risks	283,048	263,273
Deferred tax liabilities	200,334	—
Deferred credits and other liabilities	354,246	301,379
Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 85,187 shares - September 30, 2016 and 83,792 shares - December 31, 2015	21,297	20,948
Capital in excess of par value	1,717,165	1,737,747
Accumulated other comprehensive loss	(4,334)	(2,632)
Accumulated deficit	(905,137)	(256,209)

	828,991	1,499,854
Noncontrolling interests	223,203	206,193

Total equity	1,052,194	1,706,047

Total liabilities and equity	$6,227,340	$6,468,259

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Kindred Healthcare Updates Strategy and Reports Third Quarter 2016 Results

November 7, 2016

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net loss	$ (671,307)	$(4,700)	$(608,476)	$(108,608)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation expense	34,914	31,867	103,306	95,325
Amortization of intangible assets	5,468	7,728	18,251	22,196
Amortization of stock-based compensation costs	3,015	3,194	13,058	15,764
Amortization of deferred financing costs	3,987	3,554	11,262	10,155
Payment of capitalized lender fees related to debt issuance	(42)	—	(7,375)	(28,012)
Provision for doubtful accounts	10,009	11,014	30,955	29,817
Deferred income taxes	(84,173)	3,556	(54,875)	(894)
Impairment charges	324,289	—	338,208	6,726
Gain on divestiture of discontinued operations	—	—	(179)	(983)
Other	6,303	3,485	7,262	10,457
Change in operating assets and liabilities:
Accounts receivable	(42,832)	25,990	(143,953)	(13,399)
Inventories and other assets	11,871	8,767	(3,522)	44,181
Accounts payable	11,995	(353)	24,451	(12,788)
Income taxes	364,925	37,491	365,705	33,646
Due to third party payors	24,809	15,008	20,317	(3,965)
Other accrued liabilities	32,851	(14,311)	(76,347)	(6,551)

Net cash provided by operating activities	36,082	132,290	38,048	93,067

Cash flows from investing activities:
Routine capital expenditures	(21,873)	(35,422)	(68,703)	(80,691)
Development capital expenditures	(8,386)	(5,760)	(27,112)	(12,066)
Acquisitions, net of cash acquired	(49,329)	(2,002)	(77,040)	(663,757)
Acquisition deposits	—	—	18,489	195,000
Sale of assets	3,739	3,884	4,962	7,061
Proceeds from senior unsecured notes offering held in escrow	—	—	—	1,350,000
Interest in escrow for senior unsecured notes	—	—	—	23,438
Purchase of insurance subsidiary investments	(22,427)	(16,357)	(75,422)	(59,186)
Sale of insurance subsidiary investments	31,875	15,987	78,478	50,780
Net change in insurance subsidiary cash and cash equivalents	(14,680)	(2,633)	8,479	(8,396)
Proceeds from note receivable	—	25,000	—	25,000
Net change in other investments	51	176	(33,347)	375
Other	(150)	1,383	(1,277)	590

Net cash provided by (used in) investing activities	(81,180)	(15,744)	(172,493)	828,148

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	489,200	259,700	1,267,200	1,414,850
Repayment of borrowings under revolving credit	(388,100)	(349,700)	(1,215,800)	(1,319,850)
Proceeds from issuance of term loan, net of discount	—	—	198,100	199,000
Proceeds from other long-term debt	—	—	750	—
Repayment of Gentiva debt	—	—	—	(1,177,363)
Repayment of term loan	(3,508)	(3,003)	(10,019)	(9,008)
Repayment of other long-term debt	(276)	(500)	(826)	(1,400)
Payment of deferred financing costs	(50)	(301)	(342)	(3,284)
Issuance of common stock in connection with employee benefit plans	—	329	—	534
Payment of costs associated with issuance of common stock and tangible equity units	—	—	—	(915)
Payment of dividend for mandatory redeemable preferred stock	(2,904)	(2,703)	(8,558)	(8,135)
Dividends paid	(10,224)	(10,065)	(30,517)	(30,067)
Contributions made by noncontrolling interests	4,993	1,492	11,261	1,492
Distributions to noncontrolling interests	(4,694)	(10,685)	(35,240)	(31,823)
Purchase of noncontrolling interests	—	—	(1,000)	—
Other	35	245	108	1,457

Net cash provided by (used in) financing activities	84,472	(115,191)	175,117	(964,512)

Change in cash and cash equivalents	39,374	1,355	40,672	(43,297)
Cash and cash equivalents at beginning of period	100,056	119,536	98,758	164,188

Cash and cash equivalents at end of period	$139,430	$120,891	$139,430	$120,891

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Kindred Healthcare Updates Strategy and Reports Third Quarter 2016 Results

November 7, 2016

KINDRED HEALTHCARE, INC.

Condensed Consolidated and Business Segment Data

(Unaudited)

(In thousands, except per share amounts)

								Third quarter
	2015 Quarters				2016 Quarters			% change v.
	First	Second	Third	Fourth	First	Second	Third	prior year
Condensed consolidated income statement data:
GAAP presentation:
Revenues	$1,675,967	$1,833,475	$1,764,516	$1,780,949	$1,837,971	$1,842,070	$1,793,527	1.6
Operating expenses	1,645,791	1,584,873	1,568,189	1,583,985	1,604,855	1,591,898	1,986,221	26.7
Rent	91,788	95,731	95,436	96,934	97,517	100,093	98,415	3.1
Depreciation and amortization	38,935	38,625	39,329	40,362	40,681	40,257	40,382	2.7
Interest, net	61,777	56,140	56,008	55,664	57,245	57,559	58,052	3.6

Income (loss) from continuing operations before income taxes	(162,324)	58,106	5,554	4,004	37,673	52,263	(389,543)	NM
Provision (benefit) for income taxes	(27,736)	24,396	12,523	(51,980)	11,836	17,882	281,752	NM

Income (loss) from continuing operations	(134,588)	33,710	(6,969)	55,984	25,837	34,381	(671,295)	NM
Noncontrolling interests	(8,847)	(11,735)	(9,900)	(12,082)	(12,514)	(13,522)	(14,305)	44.5

Net income (loss) attributable to Kindred	$(143,435)	$21,975	$(16,869)	$43,902	$13,323	$20,859	$(685,600)	NM

Diluted EPS	$(1.80)	$0.25	$(0.20)	$0.50	$0.15	$0.23	$(7.89)	NM
Diluted shares	79,575	86,402	86,184	87,232	87,249	87,500	86,869	0.8

Core presentation (a):
EBITDAR	$234,211	$261,800	$236,477	$247,839	$246,834	$267,895	$220,075	(6.9)
Rent	91,199	95,528	95,436	96,934	97,517	100,093	98,069	2.8
Interest, net	44,346	56,140	56,008	55,664	57,245	57,559	58,052	3.6
Provision for income taxes	22,466	25,721	15,298	13,758	16,546	21,417	4,639	(69.7)
Net income attributable to Kindred	28,418	34,051	20,506	29,039	22,331	34,031	4,340	(78.8)
Core diluted EPS	$0.34	$0.39	$0.23	$0.33	$0.25	$0.38	$0.05	(78.3)
Diluted shares	82,422	86,402	86,892	87,232	87,249	87,500	87,529	0.7

Revenues by segment:
Hospital division	$640,483	$627,206	$579,497	$593,593	$643,299	$633,695	$575,323	(0.7)
Kindred at Home:
Home health	300,867	427,820	424,054	425,759	430,035	438,556	449,958	6.1
Hospice	119,057	178,005	181,140	178,325	176,426	185,641	188,575	4.1

	419,924	605,825	605,194	604,084	606,461	624,197	638,533	5.5
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	151,564	152,544	149,435	155,579	165,774	169,815	169,018	13.1
RehabCare	252,595	236,791	219,518	206,582	204,248	196,075	192,480	(12.3)

	404,159	389,335	368,953	362,161	370,022	365,890	361,498	(2.0)
Nursing center division	274,308	273,870	270,510	273,387	272,227	272,395	270,259	(0.1)

	1,738,874	1,896,236	1,824,154	1,833,225	1,892,009	1,896,177	1,845,613	1.2
Eliminations	(62,907)	(62,761)	(59,638)	(52,276)	(54,038)	(54,107)	(52,086)	(12.7)

	$1,675,967	$1,833,475	$1,764,516	$1,780,949	$1,837,971	$1,842,070	$1,793,527	1.6

NM = not meaningful

(a)	See reconciliation of GAAP results to non-GAAP results beginning on page 14.

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Kindred Healthcare Updates Strategy and Reports Third Quarter 2016 Results

November 7, 2016

KINDRED HEALTHCARE, INC.

Condensed Consolidated and Business Segment Data (Continued)

(Unaudited)

(In thousands, except statistics)

	2015 Quarters					2016 Quarters				Third quarter % change v.
	First	Second	Third		Fourth	First	Second	Third		prior year
Segment EBITDAR (GAAP) (a):
Hospital division	$134,111	$131,532	$96,108		$116,454	$135,495	$125,932	$82,752		(13.9)
Kindred at Home:
Home health	46,798	72,917	67,682		68,776	66,941	76,030	75,073		10.9
Hospice	16,996	27,887	34,025		30,212	24,866	31,329	31,326		(7.9)

	63,794	100,804	101,707		98,988	91,807	107,359	106,399		4.6
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	44,564	44,531	42,141		44,891	47,870	50,469	49,470		17.4
RehabCare	15,708	14,681	14,544		(1,118)	11,987	13,269	9,248		(36.4)

	60,272	59,212	56,685		43,773	59,857	63,738	58,718		3.6
Nursing center division	36,963	39,877	35,923		36,601	30,100	33,662	29,922		(16.7)

Core EBITDAR by segment (b):
Hospital division	$134,786	$131,532	$97,128		$117,675	$135,495	$125,932	$82,752		(14.8)
Kindred at Home:
Home health	46,798	72,917	68,155		68,826	65,803	75,859	75,073		10.2
Hospice	16,996	27,887	34,025		30,212	24,866	31,329	31,326		(7.9)

	63,794	100,804	102,180		99,038	90,669	107,188	106,399		4.1
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	44,564	44,531	42,141		45,098	47,870	50,469	50,217		19.2
RehabCare	16,493	14,681	14,544		11,858	11,987	13,269	9,248		(36.4)

	61,057	59,212	56,685		56,956	59,857	63,738	59,465		4.9
Nursing center division	36,963	40,461	35,923		36,601	30,100	33,662	29,922		(16.7)
Support center	(62,389)	(70,209)	(55,439	) (c)	(62,431)	(69,287)	(62,625)	(58,463	) (c)	5.5

	$234,211	$261,800	$236,477		$247,839	$246,834	$267,895	$220,075		(6.9)

EBITDAR margin by segment:
Hospital division	20.9	21.0	16.6		19.6	21.1	19.9	14.4		(2.2)
Kindred at Home:
Home health	15.6	17.0	16.0		16.2	15.6	17.3	16.7		0.7
Hospice	14.3	15.7	18.8		16.9	14.1	16.9	16.6		(2.2)
Kindred at Home	15.2	16.6	16.8		16.4	15.1	17.2	16.7		(0.1)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	29.4	29.2	28.2		28.9	28.9	29.7	29.3		1.1
RehabCare	6.2	6.2	6.6		(0.5)	5.9	6.8	4.8		(1.8)
Kindred Rehabilitation Services	14.9	15.2	15.4		12.1	16.2	17.4	16.2		0.8
Nursing center division	13.5	14.6	13.3		13.4	11.1	12.4	11.1		(2.2)

Core EBITDAR margin by segment:
Hospital division	21.0	21.0	16.8		19.8	21.1	19.9	14.4		(2.4)
Kindred at Home:
Home health	15.6	17.0	16.1		16.2	15.3	17.3	16.7		0.6
Hospice	14.3	15.7	18.8		16.9	14.1	16.9	16.6		(2.2)
Kindred at Home	15.2	16.6	16.9		16.4	15.0	17.2	16.7		(0.2)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	29.4	29.2	28.2		29.0	28.9	29.7	29.7		1.5
RehabCare	6.5	6.2	6.6		5.7	5.9	6.8	4.8		(1.8)
Kindred Rehabilitation Services	15.1	15.2	15.4		15.7	16.2	17.4	16.4		1.0
Nursing center division	13.5	14.8	13.3		13.4	11.1	12.4	11.1		(2.2)
Consolidated	14.0	14.3	13.4		13.9	13.4	14.5	12.3		(1.1)

(a)	Segment EBITDAR includes reclassification of restructuring charges from segment EBITDAR to the new consolidated statement of operations caption, Restructuring charges, for all historical periods.
(b)	See reconciliation of GAAP results to non-GAAP results beginning on page 14.
(c)	Includes changes in estimate of $9 million and $4 million for the third quarters of 2015 and 2016, respectively, to lower incentive compensation costs recorded in prior periods.

- MORE -

Kindred Healthcare Updates Strategy and Reports Third Quarter 2016 Results

November 7, 2016

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

								Third quarter
	2015 Quarters				2016 Quarters			% change v.
	First	Second	Third	Fourth	First	Second	Third	prior year
Hospital division:
End of period data:
Number of transitional care hospitals	97	96	95	95	95	97	94
Number of licensed beds	7,147	7,124	7,094	7,094	7,089	7,067	6,890
Revenue mix %:
Medicare	56.8	55.2	57.1	57.3	57.8	55.5	54.6
Medicaid	5.5	5.3	5.3	5.1	4.2	4.2	4.0
Medicare Advantage	11.9	11.6	10.8	11.1	11.5	12.0	12.1
Medicaid Managed	4.7	5.6	6.1	6.2	5.6	6.3	7.3
Commercial insurance and other	21.1	22.3	20.7	20.3	20.9	22.0	22.0
Admissions:
Medicare	8,775	8,267	7,976	8,169	8,919	8,253	7,861	(1.4)
Medicaid	610	610	556	520	463	386	375	(32.6)
Medicare Advantage	1,555	1,352	1,212	1,304	1,453	1,382	1,327	9.5
Medicaid Managed	643	675	646	612	733	768	861	33.3
Commercial insurance and other	1,868	1,815	1,763	1,701	1,871	1,807	1,727	(2.0)

	13,451	12,719	12,153	12,306	13,439	12,596	12,151	—

Patient days:
Medicare	228,483	218,577	210,870	210,409	229,004	219,013	202,482	(4.0)
Medicaid	28,663	25,213	23,167	21,795	21,134	19,409	16,781	(27.6)
Medicare Advantage	48,448	44,740	39,585	41,079	45,760	47,697	43,241	9.2
Medicaid Managed	22,013	24,833	24,412	24,802	25,341	27,267	28,534	16.9
Commercial insurance and other	62,241	62,922	58,631	57,321	62,769	63,009	59,856	2.1

	389,848	376,285	356,665	355,406	384,008	376,395	350,894	(1.6)

Average length of stay:
Medicare	26.0	26.4	26.4	25.8	25.7	26.5	25.8	(2.3)
Medicaid	47.0	41.3	41.7	41.9	45.6	50.3	44.7	7.2
Medicare Advantage	31.2	33.1	32.7	31.5	31.5	34.5	32.6	(0.3)
Medicaid Managed	34.2	36.8	37.8	40.5	34.6	35.5	33.1	(12.4)
Commercial insurance and other	33.3	34.7	33.3	33.7	33.5	34.9	34.7	4.2
Weighted average	29.0	29.6	29.3	28.9	28.6	29.9	28.9	(1.4)
Revenues per admission:
Medicare	$41,483	$41,892	$41,451	$41,656	$41,717	$42,579	$39,945	(3.6)
Medicaid	57,594	54,795	55,415	57,724	57,928	69,797	61,338	10.7
Medicare Advantage	48,908	53,578	51,495	50,680	51,080	55,105	52,363	1.7
Medicaid Managed	46,740	51,950	54,976	60,263	49,287	51,696	48,631	(11.5)
Commercial insurance and other	72,395	77,110	68,151	70,735	71,651	77,193	73,515	7.9
Weighted average	47,616	49,312	47,683	48,236	47,868	50,309	47,348	(0.7)
Revenues per patient day:
Medicare	$1,593	$1,584	$1,568	$1,617	$1,625	$1,605	$1,551	(1.1)
Medicaid	1,226	1,326	1,330	1,377	1,269	1,388	1,371	3.1
Medicare Advantage	1,570	1,619	1,577	1,609	1,622	1,597	1,607	1.9
Medicaid Managed	1,365	1,412	1,455	1,487	1,426	1,456	1,467	0.8
Commercial insurance and other	2,173	2,224	2,049	2,099	2,136	2,214	2,121	3.5
Weighted average	1,643	1,667	1,625	1,670	1,675	1,684	1,640	0.9
Medicare case mix index (discharged patients only)	1.166	1.163	1.150	1.164	1.163	1.179	1.172	1.9
Average daily census	4,332	4,135	3,877	3,863	4,220	4,136	3,814	(1.6)
Occupancy %	69.2	66.1	62.2	62.2	68.0	67.5	61.6	(1.0)
Same-hospital data:
Revenues ($ 000s) (a)	$634,975	$605,410	$555,282	$571,925	$643,413	$619,427	$556,091	0.1
Admissions:
Medicare	8,652	8,031	7,659	7,933	8,919	8,083	7,571	(1.1)
Medicaid	602	557	508	454	463	371	371	(27.0)
Medicare Advantage	1,546	1,299	1,166	1,238	1,453	1,339	1,292	10.8
Medicaid Managed	640	640	619	590	733	761	861	39.1
Commercial insurance and other	1,840	1,746	1,680	1,624	1,871	1,751	1,658	(1.3)

	13,280	12,273	11,632	11,839	13,439	12,305	11,753	1.0

Patient days:
Medicare	225,992	212,221	202,690	204,128	229,004	214,629	194,857	(3.9)
Medicaid	28,458	22,999	21,203	19,481	21,134	18,340	16,467	(22.3)
Medicare Advantage	48,276	42,863	37,272	39,122	45,760	46,522	41,955	12.6
Medicaid Managed	21,933	23,722	23,329	24,136	25,341	26,795	28,526	22.3
Commercial insurance and other	61,715	60,559	56,377	54,899	62,769	60,984	57,168	1.4

	386,374	362,364	340,871	341,766	384,008	367,270	338,973	(0.6)

Total average length of stay	29.1	29.5	29.3	28.9	28.6	29.8	28.8	(1.7)
Total revenues per patient day	$1,643	$1,671	$1,629	$1,673	$1,676	$1,687	$1,641	0.7

(a)	See reconciliation of same-hospital revenues to reported revenues for the Hospital Division on page 17.

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Kindred Healthcare Updates Strategy and Reports Third Quarter 2016 Results

November 7, 2016

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

								Third quarter
	2015 Quarters				2016 Quarters			% change v.
	First	Second	Third	Fourth	First	Second	Third	prior year
Pro forma hospital data (a):
End of period data:
Number of transitional care hospitals	82	82	82	82	82	82	82
Number of licensed beds	6,112	6,112	6,112	6,112	6,107	6,107	6,107
Revenue mix %:
Medicare	57.3	55.5	57.7	57.7	57.9	55.3	54.2
Medicaid	4.9	4.7	4.8	4.5	3.9	3.9	3.6
Medicare Advantage	11.6	11.4	10.4	11.1	11.4	11.9	12.4
Medicaid Managed	4.7	5.6	6.1	6.2	5.6	6.4	7.6
Commercial insurance and other	21.5	22.8	21.0	20.5	21.2	22.5	22.2
Admissions:
Medicare	7,813	7,382	7,192	7,385	7,989	7,372	7,084	(1.5)
Medicaid	530	548	511	447	430	358	343	(32.9)
Medicare Advantage	1,330	1,143	1,065	1,123	1,261	1,198	1,188	11.5
Medicaid Managed	562	609	572	547	632	702	792	38.5
Commercial insurance and other	1,625	1,576	1,524	1,474	1,642	1,604	1,504	(1.3)

	11,860	11,258	10,864	10,976	11,954	11,234	10,911	0.4

Patient days:
Medicare	204,423	195,427	190,223	190,718	204,796	194,955	181,518	(4.6)
Medicaid	21,489	18,559	17,272	15,357	15,470	14,053	12,085	(30.0)
Medicare Advantage	41,908	38,440	33,795	36,305	39,995	42,045	39,646	17.3
Medicaid Managed	19,537	22,351	21,700	22,063	22,421	24,893	26,698	23.0
Commercial insurance and other	54,988	54,697	51,485	50,779	55,455	55,653	53,015	3.0

	342,345	329,474	314,475	315,222	338,137	331,599	312,962	(0.5)

Average length of stay:
Medicare	26.2	26.5	26.4	25.8	25.6	26.4	25.6	(3.0)
Medicaid	40.5	33.9	33.8	34.4	36.0	39.3	35.2	4.1
Medicare Advantage	31.5	33.6	31.7	32.3	31.7	35.1	33.4	5.4
Medicaid Managed	34.8	36.7	37.9	40.3	35.5	35.5	33.7	(11.1)
Commercial insurance and other	33.8	34.7	33.8	34.4	33.8	34.7	35.2	4.1
Weighted average	28.9	29.3	28.9	28.7	28.3	29.5	28.7	(0.7)
Revenues per admission:
Medicare	$41,885	$42,228	$41,877	$41,948	$41,912	$42,845	$39,694	(5.2)
Medicaid	52,950	48,186	49,075	53,935	51,710	62,187	54,801	11.7
Medicare Advantage	49,940	56,232	51,048	53,235	52,084	56,517	54,072	5.9
Medicaid Managed	48,002	52,017	55,653	61,296	51,511	52,419	50,027	(10.1)
Commercial insurance and other	75,632	81,332	71,996	74,530	74,752	80,026	76,737	6.6
Weighted average	48,197	49,944	48,065	48,931	48,356	50,827	47,591	(1.0)
Revenues per patient day:
Medicare	$1,601	$1,595	$1,583	$1,624	$1,635	$1,620	$1,549	(2.1)
Medicaid	1,306	1,423	1,452	1,570	1,437	1,584	1,555	7.1
Medicare Advantage	1,585	1,672	1,609	1,647	1,642	1,610	1,620	0.7
Medicaid Managed	1,381	1,417	1,467	1,520	1,452	1,478	1,484	1.2
Commercial insurance and other	2,235	2,343	2,131	2,163	2,213	2,306	2,177	2.2
Weighted average	1,670	1,707	1,660	1,704	1,709	1,722	1,659	(0.1)
Average daily census	3,804	3,621	3,418	3,426	3,716	3,644	3,402	(0.5)

(a)	All historical statistics have been adjusted to present the ongoing hospital division portfolio.

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Kindred Healthcare Updates Strategy and Reports Third Quarter 2016 Results

November 7, 2016

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

								Third quarter
	2015 Quarters				2016 Quarters			% change v.
	First	Second	Third	Fourth	First	Second	Third	prior year
Kindred at Home (data combined to include
Kindred and Gentiva for each historical period):
Home Health:
Sites of service (at end of period)	415	411	388	373	384	384	395
Revenue mix %:
Medicare	80.9	80.4	80.0	80.0	79.8	79.3	78.1
Medicaid	2.1	2.1	2.1	2.1	2.1	2.1	2.5
Commercial and other	7.3	7.9	8.2	8.5	8.4	8.2	8.6
Commercial paid at episodic rates	9.7	9.6	9.7	9.4	9.7	10.4	10.8
Episodic revenues ($ 000s)	$308,317	$324,027	$319,820	$320,698	$325,821	$332,193	$332,562	4.0
Total episodic admissions	69,936	67,808	66,753	66,157	71,426	70,212	69,219	3.7
Medicare episodic admissions	61,186	59,394	58,479	57,804	62,011	60,730	59,823	2.3
Total episodes	110,980	109,599	108,519	108,300	113,887	113,278	113,256	4.4
Episodes per admission	1.59	1.62	1.63	1.64	1.59	1.61	1.64	0.6
Revenue per episode	$2,778	$2,956	$2,947	$2,961	$2,861	$2,933	$2,936	(0.4)
Hospice:
Sites of service (at end of period)	190	185	181	175	177	177	185
Admissions	13,164	12,574	12,091	12,129	13,234	13,149	12,916	6.8
Average length of stay	95	93	101	100	92	91	98	(3.0)
Patient days	1,150,841	1,190,604	1,211,291	1,185,330	1,183,908	1,238,584	1,277,125	5.4
Revenue per patient day	$151	$150	$150	$150	$149	$150	$148	(1.3)
Average daily census	12,787	13,084	13,166	12,884	13,010	13,611	13,882	5.4
Community Care and other revenues (included in Home Health business segment) ($ 000s)	$65,530	$67,647	$67,338	$67,684	$66,305	$68,229	$75,978	12.8
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services:
Freestanding IRFs:
End of period data:
Number of IRFs	16	16	18	18	19	19	19
Number of licensed beds	829	829	919	919	969	969	969
Discharges (a)	3,806	3,927	3,941	4,317	4,448	4,646	4,644	17.8
Same-hospital discharges (a)	3,806	3,927	3,842	4,040	4,016	4,089	4,069	5.9
Occupancy % (a)	73.2	71.5	68.7	68.0	70.6	70.6	68.8	0.1
Average length of stay (a)	13.7	13.1	13.2	12.7	13.2	12.9	12.7	(3.8)
Revenue per discharge (a)	$19,517	$19,325	$18,992	$18,640	$19,731	$19,318	$19,599	3.2
Contract services:
Sites of service (at end of period):
Inpatient rehabilitation units	100	99	101	100	104	105	104
LTAC hospitals	120	120	119	119	119	121	120
Sub-acute units	8	8	7	7	7	7	7
Outpatient units	138	139	135	130	139	138	139

	366	366	362	356	369	371	370

Revenue per site	$211,151	$209,436	$206,041	$210,978	$211,417	$215,798	$210,810	2.3
RehabCare:
Sites of service (at end of period)	1,829	1,789	1,821	1,798	1,767	1,759	1,754
Revenue per site	$138,106	$132,359	$120,548	$114,896	$115,590	$111,470	$109,738	(9.0)
Nursing center division:
End of period data:
Number of nursing centers	90	90	90	90	92	92	91
Number of licensed beds	11,535	11,535	11,535	11,535	11,815	11,815	11,568
Admissions (b)	10,376	9,831	9,558	9,237	9,815	9,480	9,698	1.5
Medicare average length of stay (b)	28.9	28.9	28.5	28.4	28.2	28.4	27.4	(3.9)
Patient days (b)	861,278	852,691	851,332	845,924	846,578	842,681	845,037	(0.7)
Revenues per patient day (b)	$319	$321	$318	$323	$322	$323	$320	0.6
Average daily census (b)	9,570	9,370	9,254	9,195	9,303	9,260	9,185	(0.7)
Occupancy % (b)	81.3	79.6	78.6	78.1	77.3	76.7	77.5	(1.4)

(a)	Excludes non-consolidating IRF.
(b)	Excludes managed facilities.

- MORE -

Kindred Healthcare Updates Strategy and Reports Third Quarter 2016 Results

November 7, 2016

Forward-Looking Statements

This earnings release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, all statements regarding the Company’s ability to exit the skilled nursing facility business discussed herein, as well as the Company’s ability to realize the anticipated benefits, cost savings and strategic gains from this initiative, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, government investigations, regulatory matters, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements in this earnings release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, product or services line growth, and expected outcome of government investigations and other regulatory matters, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Non-GAAP Measurements

In addition to the results provided in accordance with GAAP, the Company has provided information in this earnings release to compute certain non-GAAP measures. The use of these non-GAAP measures are not intended to replace the presentation of the Company’s financial results in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included in the following pages of this earnings release.

EBITDAR: The Company defines EBITDAR as earnings before interest, income taxes, depreciation, amortization and rent, and believes that the presentation of EBITDAR is useful to the investors because creditors, securities analysts and investors use EBITDAR as a measure of earnings used to compare the performance of companies in the healthcare industry before consideration of the capital structure of fixed assets and financing costs, which can vary significantly among companies.

For each of the Company’s segments, EBITDAR is a measure of performance used by the Company’s chief operating decision makers in accordance with “Accounting Standard Codification 280—Segment Reporting.” In this context, the Company defines segment EBITDAR as earnings before interest, income taxes, depreciation, amortization, and rent, excluding litigation contingency expense, impairment charges, restructuring charges, transaction costs, and the allocation of support center overhead.

Core Operating Results: The Company calculates core operating results, including core net income attributable to Kindred, core EBITDAR and core diluted EPS, by excluding charges related to transaction, integration, severance, retirement, retention, impairments, business interruption settlements, research and development, restructuring, debt amendment costs, and litigation. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges that are not representative of its ongoing operations due to the materiality and nature of the charges. The Company’s management uses core net income attributable to Kindred, core EBITDAR and core diluted EPS as meaningful measures of operational performance, and for the attainment of internal incentive compensation goals, in addition to other measures. The Company uses these measures to assess the relative performance and attainment of internal incentive compensation goals of its operating divisions, as well as the employees that operate these businesses. In addition, the Company believes these measures are important, because securities analysts and investors use these measures to compare the Company’s performance to other companies in the healthcare industry.

- MORE -

Kindred Healthcare Updates Strategy and Reports Third Quarter 2016 Results

November 7, 2016

Non-GAAP Measurements (Continued)

Same-Hospital Revenues: The same-hospital revenues are calculated by excluding from the Company’s Hospital Division revenues the results from five hospitals acquired in 2016, three hospitals sold in 2016, three hospitals that closed during 2016, and two hospitals that closed during 2015. The Company believes the presentation of same-hospital revenues provides investors, equity analysts and others with useful information regarding the performance of the Company’s hospital operations that are comparable for the periods presented.

For EBITDAR, core net income attributable to Kindred, and core EBITDAR, the Company believes that income (loss) from continuing operations is the most comparable GAAP measure. For core diluted EPS, the Company believes that GAAP diluted earnings (loss) per share from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income (loss) from continuing operations and diluted earnings (loss) per share from continuing operations as important measures of the Company’s financial performance, because they provide the most complete measures of its performance. For same-hospital revenues, the Company believes that reported hospital segment revenues is the most comparable GAAP measure. Readers of the Company’s financial information should consider reported hospital segment revenues as an important measure of the Company’s Hospital Division financial performance because it provides the most complete measure of its performance. Operating results presented on a core basis, as well as a same-hospital basis, should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance.

Also in this earnings release, the Company provides the financial measures of operating cash flows and free cash flows excluding certain items, which the Company refers to as core operating cash flows and core free cash flows, respectively.

Core Operating Cash Flows: The Company defines core operating cash flows as operating cash flows excluding payments related to transaction, severance, retirement, retention, business interruption settlements, research and development, restructuring charges, debt amendment costs, and litigation, net of income tax benefits. The Company believes that core operating cash flows provide important information to investors for comparability to other companies that use similar measures. Management uses core operating cash flows to evaluate consolidated operating performance and in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses.

Core Free Cash Flows: The Company defines core free cash flows as operating cash flows excluding payments related to transaction, severance, retirement, retention, business interruption settlements, research and development, restructuring charges, debt amendment costs, and litigation, net of income tax benefits but including routine capital expenditures and distributions to noncontrolling interests. The Company believes that core free cash flows provide important information to investors for comparability to other companies that use similar measures. Management uses core free cash flows in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses.

The Company recognizes that core operating cash flows and core free cash flows are non-GAAP measures and are not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. For core operating cash flows and core free cash flows, the Company believes net cash flows provided by operating activities is the most comparable GAAP measure. Readers of the Company’s financial information should consider net cash flows provided by operating activities as an important measure because it provides the most complete measure of cash provided by operating activities. Core operating cash flows and core free cash flows should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of the Company’s cash flows provided by operating activities.

- MORE -

Kindred Healthcare Updates Strategy and Reports Third Quarter 2016 Results

November 7, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measurements

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided information in this earnings release to compute certain non-GAAP measurements for the three months and nine months ended September 30, 2016 and 2015 before certain charges or on a core basis. The charges that were excluded from core operating results are denoted in the tables below.

The income tax benefit associated with the excluded charges was calculated using an effective income tax rate of 67.1% and 6.9% for the three months ended September 30, 2016 and 2015, respectively, and 60.5% and 19.7% for the nine months ended September 30, 2016 and 2015, respectively. The difference in the effective income tax rate for both periods compared to the same prior year periods is attributable to the deferred tax valuation allowance and the composition of charges that are non-deductible for income tax purposes, including the impairment charges and litigation contingency expense.

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Reconciliation of income from continuing operations before charges:
As reported:
Loss from continuing operations attributable to Kindred	($685,600)	($16,869)	($651,418)	($138,329)
Diluted loss per common share from continuing operations	($7.89)	($0.20)	($7.51)	($1.65)
Weighted average diluted shares outstanding	86,869	86,184	86,766	83,960
Detail of charges:
Restructuring charges:
Facility/branch divestitures and closings	($20,212)	($2,416)	($22,234)	($6,439)
Severance costs	(2,109)	(125)	(5,049)	(523)
Transaction costs	(492)	—	(1,577)	—

	(22,813)	(2,541)	(28,860)	(6,962)
Lease termination costs (charged to rent expense)	(58,650)	(808)	(59,363)	(1,831)
Impairment charges	(324,289)	—	(338,208)	—
Research and development	(3,288)	—	(7,227)	—
Litigation contingency expense	—	(31,462)	(2,840)	(130,387)
Other retirement and severance costs	—	(666)	(658)	(5,627)
Other facility/branch sales/closings/consolidations	(821)	(827)	(821)	(2,086)
Business interruption settlements	—	—	1,309	—
Debt amendment fees not capitalized	—	—	(1,103)	—
Gentiva transaction costs:
Professional and consulting fees	(1,464)	(1,113)	(3,831)	(35,178)
Severance and retention	214	(1,956)	(696)	(58,831)
Lease termination (charged to rent expense)	(272)	—	(272)	(792)
Pre-closing financing charges (charged to general and administrative expenses)	—	—	—	(6,005)
Pre-closing financing charges (charged to interest expense)	—	—	—	(17,431)
Trade name impairment charges	—	—	—	(6,726)
Other transaction costs	(1,732)	(777)	(1,986)	(3,750)

	(413,115)	(40,150)	(444,556)	(275,606)
Income tax benefit	(277,113)	2,775	(268,868)	54,302

Charges net of income taxes	(690,228)	(37,375)	(713,424)	(221,304)
Noncontrolling interest adjustment related to impairment charges	288	—	1,304	—

	(689,940)	(37,375)	(712,120)	(221,304)
Allocation to participating unvested restricted stockholders	—	—	—	—

Available to common stockholders	($689,940)	($37,375)	($712,120)	($221,304)

Diluted loss per common share related to charges	($7.94)	($0.43)	($8.21)	($2.64)
Weighted average diluted shares outstanding	86,869	86,184	86,766	83,960
Core:
Income from continuing operations before charges	$4,340	$20,506	$60,702	$82,975
Diluted earnings per common share from continuing operations before charges (a)	$0.05	$0.23	$0.68	$0.95
Weighted average diluted shares outstanding used to compute earnings per common share from continuing operations before charges	87,529	86,892	87,426	85,691
Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	19.7%	33.5%	29.4%	35.9%
Impact of charges on effective income tax rate	52.6%	192.0%	74.6%	-26.6%

Reported effective income tax rate	72.3%	225.5%	104.0%	9.3%

(a)	For purposes of computing diluted earnings per common share before charges, income from continuing operations before charges was reduced by $0.1 million and $0.3 million for the three months ended September 30, 2016 and 2015, respectively, and by $1.3 million and $1.5 million for the nine months ended September 30, 2016 and 2015, respectively, for the allocation of income to participating unvested restricted stockholders.

- MORE -

Kindred Healthcare Updates Strategy and Reports Third Quarter 2016 Results

November 7, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measurements (Continued)

(Unaudited)

(In thousands)

A reconciliation of combined Kindred and Gentiva home health revenues (excluding community care) for each historical period follows:

	2015 Quarters				2016 Quarters			Third quarter % change v.
	First	Second	Third	Fourth	First	Second	Third	prior year
Kindred	$254,965	$360,173	$356,716	$358,075	$363,730	$370,327	$373,980
Gentiva	87,520	—	—	—	—	—	—

	$342,485	$360,173	$356,716	$358,075	$363,730	$370,327	$373,980	4.8

A reconciliation of reported revenues to same-hospital revenues for the Hospital Division for each historical period follows:

								Third quarter
	2015 Quarters				2016 Quarters			% change v.
	First	Second	Third	Fourth	First	Second	Third	prior year
Reported revenues	$640,483	$627,206	$579,497	$593,593	$643,299	$633,695	$575,323	(0.7)
Hospitals acquired and sold during 2016 (a)	—	(16,608)	(14,679)	(14,695)	—	(14,346)	(13,731)
Hospitals closed during 2016 (b)	—	—	(7,376)	(7,471)	—	—	(5,447)
Hospitals closed during 2015 (c)	(5,508)	(5,188)	(2,160)	498	114	78	(54)

Same-hospital revenues	$634,975	$605,410	$555,282	$571,925	$643,413	$619,427	$556,091	0.1

(a)	Five hospitals acquired and three hospitals sold during the second quarter of 2016.
(b)	Three hospitals closed during the third quarter of 2016.
(c)	One hospital closed during the second quarter of 2015 and one hospital closed during the third quarter of 2015.

- MORE -

Kindred Healthcare Updates Strategy and Reports Third Quarter 2016 Results

November 7, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measurements (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30, 2016
		Charges
						Gentiva		Deferred
		Facility/				transaction		tax		Before
	As	branch	Impairment	Research and	Restructuring	and	Other	valuation		charges
	reported	closings	charges	development	charges	integration	transaction	allowance	Total	(“core”)
Income (loss) from continuing operations:
Segment EBITDAR:
Hospital division	$82,752	$—	$—	$—	$—	$—	$—	$—	$—	$82,752
Kindred at Home:
Home health	75,073	—	—	—	—	—	—	—	—	75,073
Hospice	31,326	—	—	—	—	—	—	—	—	31,326

	106,399	—	—	—	—	—	—	—	—	106,399

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	49,470	747	—	—	—	—	—	—	747	50,217
RehabCare	9,248	—	—	—	—	—	—	—	—	9,248

	58,718	747	—	—	—	—	—	—	747	59,465

Nursing center division	29,922	—	—	—	—	—	—	—	—	29,922
Support center	(61,751)	—	—	3,288	—	—	—	—	3,288	(58,463)
Impairment charges	(324,289)	—	324,289	—	—	—	—	—	324,289	—
Restructuring charges	(22,813)	—	—	—	22,813	—	—	—	22,813	—
Transaction costs	(2,982)	—	—	—	—	1,250	1,732	—	2,982	—

EBITDAR	(134,044)	747	324,289	3,288	22,813	1,250	1,732	—	354,119	220,075
Rent	(98,415)	74	—	—	—	272	—	—	346	(98,069)
Restructuring charges - rent	(58,650)	—	—	—	58,650	—	—	—	58,650	—
Depreciation and amortization	(40,382)	—	—	—	—	—	—	—	—	(40,382)
Interest, net	(58,052)	—	—	—	—	—	—	—	—	(58,052)

Income (loss) from continuing operations before income taxes	(389,543)	821	324,289	3,288	81,463	1,522	1,732	—	413,115	23,572
Provision (benefit) for income taxes	281,752	288	58,173	1,154	28,599	535	608	(366,470)	(277,113)	4,639

	(671,295)	533	266,116	2,134	52,864	987	1,124	366,470	690,228	18,933
Noncontrolling interests	(14,305)	—	(288)	—	—	—	—	—	(288)	(14,593)

Income (loss) attributable to Kindred	$(685,600)	$533	$265,828	$2,134	$52,864	$987	$1,124	$366,470	$689,940	$4,340

Diluted earnings (loss) per common share	$(7.89)									$0.05
Diluted shares used in computing earnings (loss) per common share	86,869									87,529

	Three months ended September 30, 2015
		Charges
						Gentiva
		Retirement	Facility/			transaction			Before
	As	and	branch	Litigation	Restructuring	and	Other		charges
	reported	severance	closings	contingency	charges	integration	transaction	Total	(“core”)
Income from continuing operations:
Segment EBITDAR:
Hospital division	$96,108	$666	$354	$—	$—	$—	$—	$1,020	$97,128
Kindred at Home:
Home health	67,682	—	473	—	—	—	—	473	68,155
Hospice	34,025	—	—	—	—	—	—	—	34,025

	101,707	—	473	—	—	—	—	473	102,180

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	42,141	—	—	—	—	—	—	—	42,141
RehabCare	14,544	—	—	—	—	—	—	—	14,544

	56,685	—	—	—	—	—	—	—	56,685

Nursing center division	35,923	—	—	—	—	—	—	—	35,923
Support center	(55,439)	—	—	—	—	—	—	—	(55,439)
Litigation contingency expense	(31,462)	—	—	31,462	—	—	—	31,462	—
Restructuring charges	(2,541)	—	—	—	2,541	—	—	2,541	—
Transaction costs	(3,846)	—	—	—	—	3,069	777	3,846	—

EBITDAR	197,135	666	827	31,462	2,541	3,069	777	39,342	236,477
Rent	(95,436)	—	—	—	—	—	—	—	(95,436)
Restructuring charges - rent	(808)	—	—	—	808	—	—	808	—
Depreciation and amortization	(39,329)	—	—	—	—	—	—	—	(39,329)
Interest, net	(56,008)	—	—	—	—	—	—	—	(56,008)

Income from continuing operations before income taxes	5,554	666	827	31,462	3,349	3,069	777	40,150	45,704
Provision for income taxes	12,523	196	243	429	982	697	228	2,775	15,298

	(6,969)	$470	$584	$31,033	$2,367	$2,372	$549	$37,375	30,406

Noncontrolling interests	(9,900)								(9,900)

Income (loss) attributable to Kindred	$(16,869)								$20,506

Diluted earnings (loss) per common share	$(0.20)								$0.23
Diluted shares used in computing earnings (loss) per common share	86,184								86,892

- MORE -

Kindred Healthcare Updates Strategy and Reports Third Quarter 2016 Results

November 7, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measurements (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Nine months ended September 30, 2016
		Charges
										Gentiva		Deferred
		Retirement	Facility/	Business						transaction		tax		Before
	As	and	branch	interruption	Litigation	Impairment	Research and	Debt	Restructuring	and	Other	valuation		charges
	reported	severance	closings	settlements	contingency	charges	development	amendment	charges	integration	transaction	allowance	Total	(“core”)
Income (loss) from continuing operations:
Segment EBITDAR:
Hospital division	$344,179	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$344,179
Kindred at Home:
Home health	218,044	—	—	(1,309)	—	—	—	—	—	—	—	—	(1,309)	216,735
Hospice	87,521	—	—	—	—	—	—	—	—	—	—	—	—	87,521

	305,565	—	—	(1,309)	—	—	—	—	—	—	—	—	(1,309)	304,256

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	147,809	—	747	—	—	—	—	—	—	—	—	—	747	148,556
RehabCare	34,504	—	—	—	—	—	—	—	—	—	—	—	—	34,504

	182,313	—	747	—	—	—	—	—	—	—	—	—	747	183,060

Nursing center division	93,684	—	—	—	—	—	—	—	—	—	—	—	—	93,684
Support center	(199,363)	658	—	—	—	—	7,227	1,103	—	—	—	—	8,988	(190,375)
Litigation contingency expense	(2,840)	—	—	—	2,840	—	—	—	—	—	—	—	2,840	—
Impairment charges	(338,208)	—	—	—	—	338,208	—	—	—	—	—	—	338,208	—
Restructuring charges	(28,860)	—	—	—	—	—	—	—	28,860	—	—	—	28,860	—
Transaction costs	(6,513)	—	—	—	—	—	—	—	—	4,527	1,986	—	6,513	—

EBITDAR	349,957	658	747	(1,309)	2,840	338,208	7,227	1,103	28,860	4,527	1,986	—	384,847	734,804
Rent	(296,025)	—	74	—	—	—	—	—	—	272	—	—	346	(295,679)
Restructuring charges - rent	(59,363)	—	—	—	—	—	—	—	59,363	—	—	—	59,363	—
Depreciation and amortization	(121,320)	—	—	—	—	—	—	—	—	—	—	—	—	(121,320)
Interest, net	(172,856)	—	—	—	—	—	—	—	—	—	—	—	—	(172,856)

Income (loss) from continuing operations before income taxes	(299,607)	658	821	(1,309)	2,840	338,208	7,227	1,103	88,223	4,799	1,986	—	444,556	144,949
Provision (benefit) for income taxes	311,470	235	293	(468)	32	64,179	2,582	394	27,930	1,715	710	(366,470)	(268,868)	42,602

	(611,077)	423	528	(841)	2,808	274,029	4,645	709	60,293	3,084	1,276	366,470	713,424	102,347
Noncontrolling interests	(40,341)	—	—	—	—	(1,304)	—	—	—	—	—	—	(1,304)	(41,645)

Income (loss) attributable to Kindred	$(651,418)	$423	$528	$(841)	$2,808	$272,725	$4,645	$709	$60,293	$3,084	$1,276	$366,470	$712,120	$60,702

Diluted earnings (loss) per common share	$(7.51)													$0.68
Diluted shares used in computing earnings (loss) per common share	86,766													87,426

	Nine months ended September 30, 2015
		Charges
							Gentiva	Gentiva
		Retirement	Facility/				pre-closing	transaction			Before
	As	and	branch	Litigation	Impairment	Restructuring	financing	and	Other		charges
	reported	severance	closings	contingency	charges	charges	costs	integration	transaction	Total	(“core”)
Income (loss) from continuing operations:
Segment EBITDAR:
Hospital division	$361,751	$666	$1,029	$—	$—	$—	$—	$—	$—	$1,695	$363,446
Kindred at Home:
Home health	187,397	—	473	—	—	—	—	—	—	473	187,870
Hospice	78,908	—	—	—	—	—	—	—	—	—	78,908

	266,305	—	473	—	—	—	—	—	—	473	266,778

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	131,236	—	—	—	—	—	—	—	—	—	131,236
RehabCare	44,933	785	—	—	—	—	—	—	—	785	45,718

	176,169	785	—	—	—	—	—	—	—	785	176,954

Nursing center division	112,763	—	584	—	—	—	—	—	—	584	113,347
Support center	(192,213)	4,176	—	—	—	—	—	—	—	4,176	(188,037)
Litigation contingency expense	(130,387)	—	—	130,387	—	—	—	—	—	130,387	—
Impairment charges	(6,726)	—	—	—	6,726	—	—	—	—	6,726	—
Restructuring charges	(6,962)	—	—	—	—	6,962	—	—	—	6,962	—
Transaction costs	(103,764)	—	—	—	—	—	6,005	94,009	3,750	103,764	—

EBITDAR	476,936	5,627	2,086	130,387	6,726	6,962	6,005	94,009	3,750	255,552	732,488
Rent	(282,955)	—	—	—	—	—	—	792	—	792	(282,163)
Restructuring charges - rent	(1,831)	—	—	—	—	1,831	—	—	—	1,831	—
Depreciation and amortization	(116,889)	—	—	—	—	—	—	—	—	—	(116,889)
Interest, net	(173,925)	—	—	—	—	—	17,431	—	—	17,431	(156,494)

Income (loss) from continuing operations before income taxes	(98,664)	5,627	2,086	130,387	6,726	8,793	23,436	94,801	3,750	275,606	176,942
Provision (benefit) for income taxes	9,183	2,202	816	2,108	2,633	3,442	9,173	32,460	1,468	54,302	63,485

	(107,847)	$3,425	$1,270	$128,279	$4,093	$5,351	$14,263	$62,341	$2,282	$221,304	113,457

Noncontrolling interests	(30,482)										(30,482)

Income (loss) attributable to Kindred	$(138,329)										$82,975

Diluted earnings (loss) per common share	$(1.65)										$0.95
Diluted shares used in computing earnings (loss) per common share	83,960										85,691

- MORE -

Kindred Healthcare Updates Strategy and Reports Third Quarter 2016 Results

November 7, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measurements (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31, 2016
		Charges
								Gentiva
		Retirement	Business					transaction			Before
	As	and	interruption	Litigation	Impairment	Research and	Restructuring	and	Other		charges
	reported	severance	settlements	contingency	charges	development	charges	integration	transaction	Total	(“core”)
Income from continuing operations:
Segment EBITDAR:
Hospital division	$135,495	$—	$—	$—	$—	$—	$—	$—	$—	$—	$135,495
Kindred at Home:
Home health	66,941	—	(1,138)	—	—	—	—	—	—	(1,138)	65,803
Hospice	24,866	—	—	—	—	—	—	—	—	—	24,866

	91,807	—	(1,138)	—	—	—	—	—	—	(1,138)	90,669

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	47,870	—	—	—	—	—	—	—	—	—	47,870
RehabCare	11,987	—	—	—	—	—	—	—	—	—	11,987

	59,857	—	—	—	—	—	—	—	—	—	59,857

Nursing center division	30,100	—	—	—	—	—	—	—	—	—	30,100
Support center	(70,808)	658	—	—	—	863	—	—	—	1,521	(69,287)
Litigation contingency expense	(1,910)	—	—	1,910	—	—	—	—	—	1,910	—
Impairment charges	(7,788)	—	—	—	7,788	—	—	—	—	7,788	—
Restructuring charges	(1,701)	—	—	—	—	—	1,701	—	—	1,701	—
Transaction costs	(1,685)	—	—	—	—	—	—	1,603	82	1,685	—

EBITDAR	233,367	658	(1,138)	1,910	7,788	863	1,701	1,603	82	13,467	246,834
Rent	(97,517)	—	—	—	—	—	—	—	—	—	(97,517)
Restructuring charges - rent	(251)	—	—	—	—	—	251	—	—	251	—
Depreciation and amortization	(40,681)	—	—	—	—	—	—	—	—	—	(40,681)
Interest, net	(57,245)	—	—	—	—	—	—	—	—	—	(57,245)

Income from continuing operations before income taxes	37,673	658	(1,138)	1,910	7,788	863	1,952	1,603	82	13,718	51,391
Provision for income taxes	11,836	226	(391)	656	2,674	296	670	551	28	4,710	16,546

	25,837	$432	$(747)	$1,254	$5,114	$567	$1,282	$1,052	$54	$9,008	34,845

Noncontrolling interests	(12,514)										(12,514)

Income attributable to Kindred	$13,323										$22,331

Diluted earnings per common share	$0.15										$0.25
Diluted shares used in computing earnings per common share	87,249										87,249

	Three months ended March 31, 2015
		Charges
							Gentiva	Gentiva
		Retirement	Facility/				pre-closing	transaction			Before
	As	and	branch	Litigation	Impairment	Restructuring	financing	and	Other		charges
	reported	severance	closings	contingency	charges	charges	costs	integration	transaction	Total	(“core”)
Income (loss) from continuing operations:
Segment EBITDAR:
Hospital division	$134,111	$—	$675	$—	$—	$—	$—	$—	$—	$675	$134,786
Kindred at Home:
Home health	46,798	—	—	—	—	—	—	—	—	—	46,798
Hospice	16,996	—	—	—	—	—	—	—	—	—	16,996

	63,794	—	—	—	—	—	—	—	—	—	63,794

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	44,564	—	—	—	—	—	—	—	—	—	44,564
RehabCare	15,708	785	—	—	—	—	—	—	—	785	16,493

	60,272	785	—	—	—	—	—	—	—	785	61,057

Nursing center division	36,963	—	—	—	—	—	—	—	—	—	36,963
Support center	(66,565)	4,176	—	—	—	—	—	—	—	4,176	(62,389)
Litigation contingency expense	(95,000)	—	—	95,000	—	—	—	—	—	95,000	—
Impairment charges	(6,726)	—	—	—	6,726	—	—	—	—	6,726	—
Restructuring charges	(1,619)	—	—	—	—	1,619	—	—	—	1,619	—
Transaction costs	(94,702)	—	—	—	—	—	6,005	86,598	2,099	94,702	—

EBITDAR	30,528	4,961	675	95,000	6,726	1,619	6,005	86,598	2,099	203,683	234,211
Rent	(91,788)	—	—	—	—	—	—	589	—	589	(91,199)
Restructuring charges - rent	(352)	—	—	—	—	352	—	—	—	352	—
Depreciation and amortization	(38,935)	—	—	—	—	—	—	—	—	—	(38,935)
Interest, net	(61,777)	—	—	—	—	—	17,431	—	—	17,431	(44,346)

Income (loss) from continuing operations before income taxes	(162,324)	4,961	675	95,000	6,726	1,971	23,436	87,187	2,099	222,055	59,731
Provision (benefit) for income taxes	(27,736)	2,133	290	—	2,891	848	10,075	33,063	902	50,202	22,466

	(134,588)	$2,828	$385	$95,000	$3,835	$1,123	$13,361	$54,124	$1,197	$171,853	37,265

Noncontrolling interests	(8,847)										(8,847)

Income (loss) attributable to Kindred	$(143,435)										$28,418

Diluted earnings (loss) per common share	$(1.80)										$0.34
Diluted shares used in computing earnings (loss) per common share	79,575										82,422

- MORE -

Kindred Healthcare Updates Strategy and Reports Third Quarter 2016 Results

November 7, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measurements (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30, 2016
		Charges
								Gentiva
		Business						transaction			Before
	As	interruption	Litigation	Impairment	Research and	Debt	Restructuring	and	Other		charges
	reported	settlements	contingency	charges	development	amendment	charges	integration	transaction	Total	(“core”)
Income from continuing operations:
Segment EBITDAR:
Hospital division	$125,932	$—	$—	$—	$—	$—	$—	$—	$—	$—	$125,932
Kindred at Home:
Home health	76,030	(171)	—	—	—	—	—	—	—	(171)	75,859
Hospice	31,329	—	—	—	—	—	—	—	—	—	31,329

	107,359	(171)	—	—	—	—	—	—	—	(171)	107,188

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	50,469	—	—	—	—	—	—	—	—	—	50,469
RehabCare	13,269	—	—	—	—	—	—	—	—	—	13,269

	63,738	—	—	—	—	—	—	—	—	—	63,738

Nursing center division	33,662	—	—	—	—	—	—	—	—	—	33,662
Support center	(66,804)	—	—	—	3,076	1,103	—	—	—	4,179	(62,625)
Litigation contingency expense	(930)	—	930	—	—	—	—	—	—	930	—
Impairment charges	(6,131)	—	—	6,131	—	—	—	—	—	6,131	—
Restructuring charges	(4,346)	—	—	—	—	—	4,346	—	—	4,346	—
Transaction costs	(1,846)	—	—	—	—	—	—	1,674	172	1,846	—

EBITDAR	250,634	(171)	930	6,131	3,076	1,103	4,346	1,674	172	17,261	267,895
Rent	(100,093)	—	—	—	—	—	—	—	—	—	(100,093)
Restructuring charges - rent	(462)	—	—	—	—	—	462	—	—	462	—
Depreciation and amortization	(40,257)	—	—	—	—	—	—	—	—	—	(40,257)
Interest, net	(57,559)	—	—	—	—	—	—	—	—	—	(57,559)

Income from continuing operations before income taxes	52,263	(171)	930	6,131	3,076	1,103	4,808	1,674	172	17,723	69,986
Provision for income taxes	17,882	(123)	(1,307)	4,403	2,209	792	(3,765)	1,202	124	3,535	21,417

	34,381	(48)	2,237	1,728	867	311	8,573	472	48	14,188	48,569
Noncontrolling interests	(13,522)	—	—	(1,016)	—	—	—	—	—	(1,016)	(14,538)

Income attributable to Kindred	$20,859	$(48)	$2,237	$712	$867	$311	$8,573	$472	$48	$13,172	$34,031

Diluted earnings per common share	$0.23										$0.38
Diluted shares used in computing earnings per common share	87,500										87,500
	Three months ended June 30, 2015
		Charges
					Gentiva
		Facility/			transaction			Before
	As	branch	Litigation	Restructuring	and	Other		charges
	reported	closings	contingency	charges	integration	transaction	Total	(“core”)
Income from continuing operations:
Segment EBITDAR:
Hospital division	$131,532	$—	$—	$—	$—	$—	$—	$131,532
Kindred at Home:
Home health	72,917	—	—	—	—	—	—	72,917
Hospice	27,887	—	—	—	—	—	—	27,887

	100,804	—	—	—	—	—	—	100,804

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	44,531	—	—	—	—	—	—	44,531
RehabCare	14,681	—	—	—	—	—	—	14,681

	59,212	—	—	—	—	—	—	59,212

Nursing center division	39,877	584	—	—	—	—	584	40,461
Support center	(70,209)	—	—	—	—	—	—	(70,209)
Litigation contingency expense	(3,925)	—	3,925	—	—	—	3,925	—
Restructuring charges	(2,802)	—	—	2,802	—	—	2,802	—
Transaction costs	(5,216)	—	—	—	4,342	874	5,216	—

EBITDAR	249,273	584	3,925	2,802	4,342	874	12,527	261,800
Rent	(95,731)	—	—	—	203	—	203	(95,528)
Restructuring charges - rent	(671)	—	—	671	—	—	671	—
Depreciation and amortization	(38,625)	—	—	—	—	—	—	(38,625)
Interest, net	(56,140)	—	—	—	—	—	—	(56,140)

Income from continuing operations before income taxes	58,106	584	3,925	3,473	4,545	874	13,401	71,507
Provision for income taxes	24,396	62	416	368	386	93	1,325	25,721

	33,710	$522	$3,509	$3,105	$4,159	$781	$12,076	45,786

Noncontrolling interests	(11,735)							(11,735)

Income attributable to Kindred	$21,975							$34,051

Diluted earnings per common share	$0.25							$0.39
Diluted shares used in computing earnings per common share	86,402							86,402

- MORE -

Kindred Healthcare Updates Strategy and Reports Third Quarter 2016 Results

November 7, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measurements (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended December 31, 2015
		Charges
				RehabCare				Gentiva
		Retirement	Facility/	customer				transaction			Before
	As	and	branch	contract	Litigation	Impairment	Restructuring	and	Other		charges
	reported	severance	closings	litigation	contingency	charges	charges	integration	transaction	Total	(“core”)
Income from continuing operations:
Segment EBITDAR:
Hospital division	$116,454	$1,221	$—	$—	$—	$—	$—	$—	$—	$1,221	$117,675
Kindred at Home:
Home health	68,776	—	50	—	—	—	—	—	—	50	68,826
Hospice	30,212	—	—	—	—	—	—	—	—	—	30,212

	98,988	—	50	—	—	—	—	—	—	50	99,038

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	44,891	207	—	—	—	—	—	—	—	207	45,098
RehabCare	(1,118)	112	—	12,864	—	—	—	—	—	12,976	11,858

	43,773	319	—	12,864	—	—	—	—	—	13,183	56,956

Nursing center division	36,601	—	—	—	—	—	—	—	—	—	36,601
Support center	(63,016)	585	—	—	—	—	—	—	—	585	(62,431)
Litigation contingency expense	(8,261)	—	—	—	8,261			—	—	8,261	—
Impairment charges	(18,031)	—	—	—	—	18,031	—	—	—	18,031	—
Restructuring charges	(3,288)	—	—	—	—	—	3,288	—	—	3,288	—
Transaction costs	(5,367)	—	—	—	—	—	—	4,189	1,178	5,367	—

EBITDAR	197,853	2,125	50	12,864	8,261	18,031	3,288	4,189	1,178	49,986	247,839
Rent	(96,934)	—	—	—	—	—	—	—	—	—	(96,934)
Restructuring charges - rent	(889)	—	—	—	—	—	889	—	—	889	—
Depreciation and amortization	(40,362)	—	—	—	—	—	—	—	—	—	(40,362)
Interest, net	(55,664)	—	—	—	—	—	—	—	—	—	(55,664)

Income from continuing operations before income taxes	4,004	2,125	50	12,864	8,261	18,031	4,177	4,189	1,178	50,875	54,879
Provision (benefit) for income taxes	(51,980)	836	20	5,062	50,329	6,205	1,643	1,487	156	65,738	13,758

	55,984	$1,289	$30	$7,802	$(42,068)	$11,826	$2,534	$2,702	$1,022	$(14,863)	41,121

Noncontrolling interests	(12,082)										(12,082)

Income attributable to Kindred	$43,902										$29,039

Diluted earnings per common share	$0.50										$0.33
Diluted shares used in computing earnings per common share	87,232										87,232

- MORE -

Kindred Healthcare Updates Strategy and Reports Third Quarter 2016 Results

November 7, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measurements (Continued)

(Unaudited)

(In thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Reconciliation of net cash flows provided by operating activities to free cash flows:
Net cash flows provided by operating activities	$36,082	$132,290	$38,048	$93,067
Adjustments to remove certain payments (including payments made for discontinued operations) included in net cash flows provided by operating activities:
Transaction, severance, retirement and retention	8,898	5,251	20,989	102,100
Business interruption settlements	—	—	(1,309)	—
Ventas, Inc. lease termination fee	—	—	3,500	40,000
Capitalized lender fees related to debt refinancing	42	—	7,375	28,012
Other debt refinancing costs (expensed)	291	13,438	917	40,439
Other lease termination fees	—	—	—	353
Litigation	3,074	—	133,523	16,575

	12,305	18,689	164,995	227,479

Net cash flows provided by operating activities excluding certain items before income tax benefit of certain payments	48,387	150,979	203,043	320,546
Benefit of reduced income tax payments resulting from certain payments	(18,048)	(22,541)	(46,674)	(56,295)

Net cash flows provided by operating activities excluding certain items (core operating cash flows)	30,339	128,438	156,369	264,251
Less routine capital expenditures	(21,873)	(35,422)	(68,703)	(80,691)
Less distributions to noncontrolling interests	(4,694)	(10,685)	(35,240)	(31,823)

Free cash flows excluding certain items (core free cash flows)	$3,772	$82,331	$52,426	$151,737

- END -